UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  March 4, 2023

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2023, Cindy Ferguson, age 47, began serving as Vice President and Chief Financial Officer, Secretary, and Treasurer of Atrion Corporation (the “Company”), assuming the responsibilities of the Company’s principal financial officer and principal accounting officer. Ms. Ferguson is succeeding Jeffery Strickland, who retired on March 3, 2023 after approximately 40 years with the Company. Mr. Strickland’s retirement was first reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2022. From June 14, 2021 until March 4, 2023, Ms. Ferguson served as the Company’s Corporate Controller. Prior to joining the Company, Ms. Ferguson spent 17 years with Texas Instruments Incorporated in various accounting and finance roles. During her last three years at Texas Instruments, she served as the Corporate Accounting Director, managing approximately 75 people around the world, including general accounting teams supporting legal entity accounting in the United States and over 25 other countries. She also managed the consolidation of accounting results and the public reporting of those results. Ms. Ferguson graduated with a Bachelor of Business Administration degree in Accounting from Texas Tech University.

In her new positions, Ms. Ferguson will be paid a salary of $300 thousand per year. She will also be eligible to receive annual incentive compensation under a new annual incentive compensation plan being developed by the Company, subject to the terms and conditions of that plan. On March 8, 2023 (the “Grant Date”), the Company granted Ms. Ferguson 480.08 restricted stock units, with a grant date value equal to $300 thousand. Such grant vests in three equal annual installments beginning on the first anniversary of the Grant Date and subject to the terms and provisions of the Company’s 2021 Equity Incentive Plan, including Ms. Ferguson’s continued employment by the Company on the vesting dates, and a related award agreement.

There are no family relationships between Ms. Ferguson and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Ferguson has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Ferguson and any other person pursuant to which Ms. Ferguson was elected as an officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

By:	/s/ David A. Battat
David A. Battat President and Chief Executive Officer

Date: March 9, 2023